As filed with the Securities and Exchange Commission on September 12, 2014

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QuinStreet, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0512121
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

950 Tower Lane, 6th Floor

Foster City, CA 94404

(650) 578-7700

(Address of Principal Executive Offices)

2010 Equity Incentive Plan

2010 Non-Employee Directors’ Stock Award Plan

(Full Titles of the Plan(s))

Douglas Valenti

Chief Executive Officer and Chairman

950 Tower Lane, 6th Floor

Foster City, CA 94404

(Name and Address of Agent for Service)

(650) 578-7700

(Telephone Number, Including Area Code, of Agent for Service)

With a copy to:

Alan F. Denenberg, Esq.

Davis Polk & Wardwell LLP

1600 El Camino Real

Menlo Park, CA 94025

(650) 752-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
2010 Equity Incentive Plan Common Stock, par value $0.001 per share	2,201,295 shares	$4.62	$10,169,982.90	$1,309.89
2010 Non-Employee Directors’ Stock Award Plan Common Stock, par value $0.001 per share	454,608 shares	$4.62	$2,100,288.96	$270.52
Total	2,655,903 shares	$4.62	$12,270,271.86	$1,580.41

(1)	This Registration Statement covers shares being added to the QuinStreet, Inc. 2010 Equity Incentive Plan and 2010 Non-Employee Directors’ Stock Award Plan, in each case in accordance with the terms of the applicable plan. This Registration Statement shall also cover any additional shares of common stock which become issuable under the QuinStreet, Inc. 2010 Equity Incentive Plan and 2010 Non-Employee Directors’ Stock Award Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.
(2)	Calculated under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Registrant’s Common Stock on September 5, 2014 as reported by the NASDAQ Global Market.
(3)	Rounded up to the nearest penny.

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective. The Registrant previously registered shares of its common stock for issuance under the 2010 Equity Incentive Plan and the 2010 Non-Employee Directors’ Stock Award Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on March 17, 2010 (File No. 333-165534), and registered additional shares of its common stock for issuance under such plans under Registration Statements on Form S-8 filed with the Securities and Exchange Commission on July 27, 2010 (File No. 333-168332), on August 12, 2011 (File No. 333-176272), on August 23, 2012 (File No. 333-183517) and on August 20, 2013 (File No. 333-190735). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statement referenced above.

PART II

Item 8. Exhibits

The Index of Exhibits filed herewith and appearing immediately after the signature page to this registration statement is incorporated by reference in this Item 8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on the 12th day of September, 2014.

QuinStreet, Inc.

By:	/s/ Douglas Valenti
Name: Douglas Valenti
Title: Chief Executive Officer and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas Valenti and Gregory Wong, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Douglas Valenti	Chief Executive Officer	September 12, 2014
Douglas Valenti	(Principal Executive Officer) and Chairman

/s/ Gregory Wong Gregory Wong	Chief Financial Officer and Senior Vice President (Principal Financial Officer and Principal Accounting Officer)	September 12, 2014

/s/ William Bradley	Director	September 12, 2014
William Bradley

/s/ Robin Josephs	Director	September 12, 2014
Robin Josephs

/s/ John G. McDonald	Director	September 12, 2014
John G. McDonald

/s/ Gregory Sands	Director	September 12, 2014
Gregory Sands

/s/ James Simons	Director	September 12, 2014
James Simons

/s/ Dana Stalder	Director	September 12, 2014
Dana Stalder

Exhibit Index

Exhibit Number	Description

5.1*	Opinion of Davis Polk & Wardwell LLP

23.1*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2*	Consent of Davis Polk & Wardwell LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included in the signature pages hereof)

99.1(1)	QuinStreet, Inc. 2010 Equity Incentive Plan

99.2(2)	Forms of Option Agreement and Option Grant Notice under 2010 Equity Incentive Plan (for nonexecutive officer employees)

99.3(3)	Forms of Option Agreement and Option Grant Notice under 2010 Equity Incentive Plan (for executive officers)

99.4(4)	Forms of Senior Management Restricted Stock Unit (RSU) Grant Notice and Agreement under 2010 Equity Incentive Plan (for executive officers)

99.5(5)	Forms of Restricted Stock Unit (RSU) Grant Notice and Agreement under 2010 Equity Incentive Plan (for non-executive officer employees)

99.6(6)	QuinStreet, Inc. 2010 Non-Employee Directors’ Stock Award Plan

99.7(7)	Forms of Option Agreement and Option Grant Notice for Initial Grants under the 2010 Non-Employee Directors’ Stock Award Plan

99.8(8)	Forms of Option Agreement and Option Grant Notice for Annual Grants under the 2010 Non-Employee Directors’ Stock Award Plan

99.9(9)	Form of Restricted Stock Unit (RSU) Agreement under the 2010 Non-Employee Directors’ Stock Award Plan

99.9(10)	Forms of Senior Management Performance-Based Restricted Stock Unit (RSU) Grant Notice and Agreement under 2010 Equity Incentive Plan (for executive officers)

*	Filed herewith
(1)	Incorporated by reference to Exhibit 99.9 to the Registrant’s Registration Statement on Form S-8 (SEC File No. 165534) filed on March 17, 2010.
(2)	Incorporated by reference to Exhibit 99.10 to the Registrant’s Registration Statement on Form S-8 (SEC File No. 165534) filed on March 17, 2010.
(3)	Incorporated by reference to Exhibit 99.11 to the Registrant’s Registration Statement on Form S-8 (SEC File No. 165534) filed on March 17, 2010.
(4)	Incorporated by reference to Exhibit 10.8 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 filed on August 23, 2012.
(5)	Incorporated by reference to Exhibit 10.9 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012 filed on August 23, 2012.
(6)	Incorporated by reference to Exhibit 99.12 to the Registrant’s Registration Statement on Form S-8 (SEC File No. 165534) filed on March 17, 2010.
(7)	Incorporated by reference to Exhibit 99.13 to the Registrant’s Registration Statement on Form S-8 (SEC File No. 165534) filed on March 17, 2010.

(8)	Incorporated by reference to Exhibit 99.14 to the Registrant’s Registration Statement on Form S-8 (SEC File No. 165534) filed on March 17, 2010.
(9)	Incorporated by reference to Exhibit 10.10 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2013 filed on August 20, 2013.
(10)	Incorporated by reference to Exhibit 10.27 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014 filed on September 12, 2014.

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